Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated [                   ], 2016 to the Registration Statement on Form F-1 and related Prospectus of BioLight Life Sciences Ltd., dated February 9, 2016.

Kost Forer Gabbay & Kasierer

A Member of Ernst Young Global

Tel Aviv, Israel

, 2016

The foregoing consent is in the form that will be signed upon completion of the 1-for-25 reverse share split described in Note 1(c) to the financial statements.

/s/ Kost Forer Gabbay & Kasierer

A Member of Ernst Young Global

Tel Aviv, Israel

February 9, 2016